Exhibit 99.1

PJT Partners Inc. Reports Record Second Quarter and Six Months 2024 Results

Second Quarter Overview

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Record Quarterly Revenues of $360 million, an increase of 4% from a year ago
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GAAP Pretax Income of $64 million and Adjusted Pretax Income of $66 million, both increased 19% from a year ago
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GAAP Diluted EPS of $1.06 and Adjusted EPS of $1.19, increases of 23% and 20%, respectively, from a year ago

Six Months Overview

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Record First Half and Six Months Revenues of $690 million, an increase of 26% from a year ago
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GAAP Pretax Income of $118 million and Adjusted Pretax Income of $121 million, increases of 42% and 41%, respectively, from a year ago
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GAAP Diluted EPS of $2.29 and Adjusted EPS of $2.17, increases of 50% and 43%, respectively, from a year ago

Capital Management and Balance Sheet

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Repurchased 2.2 million share and share equivalents through June 30, 2024, with record open market repurchases of 1.7 million shares
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Record Second Quarter cash, cash equivalents and short-term investments of $351 million and no funded debt
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Entered into a new $100 million revolving credit facility on July 29, 2024

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our firm delivered record second quarter and six months results with strong year-to-date performance in all our businesses. Our focus continues to be on investing to build the strongest firm for the long term as we continue to expand our industry expertise, our product capabilities, and our global reach. As before, we remain highly confident in our future growth prospects.”

New York, July 30, 2024: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the second quarter and six months ended June 30, 2024.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(Dollars in Millions)
Revenues
Advisory	$307.1	$323.8	(5%)	$595.8	$491.9	21%
Placement	46.9	20.0	134%	81.4	47.6	71%
Interest Income & Other	6.2	2.5	154%	12.4	6.8	84%
Total Revenues	$360.2	$346.3	4%	$689.6	$546.3	26%

Three Months Ended

The decrease in Advisory Revenues was due to a decrease in restructuring revenues partially offset by an increase in strategic advisory revenues.

The increase in Placement Revenues was due to a significant increase in fund placement revenues.

The increase in Interest Income & Other was principally due to higher interest income.

Six Months Ended

The increase in Advisory Revenues was due to increases in restructuring, strategic advisory and private capital solutions revenues.

The increase in Placement Revenues was due to a significant increase in fund placement revenues.

The increase in Interest Income & Other was principally due to higher interest income.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024		2023
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$250.3	$250.3	$246.6	$246.6
% of Revenues	69.5%	69.5%	71.2%	71.2%
Non-Compensation	$45.5	$44.1	$45.5	$44.2
% of Revenues	12.6%	12.3%	13.1%	12.8%
Total Expenses	$295.8	$294.5	$292.1	$290.8
% of Revenues	82.1%	81.8%	84.4%	84.0%
Pretax Income	$64.4	$65.7	$54.2	$55.5
% of Revenues	17.9%	18.2%	15.6%	16.0%

	Six Months Ended June 30,
	2024		2023
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$479.3	$479.3	$379.7	$379.7
% of Revenues	69.5%	69.5%	69.5%	69.5%
Non-Compensation	$92.0	$89.4	$83.2	$80.7
% of Revenues	13.3%	13.0%	15.2%	14.8%
Total Expenses	$571.3	$568.6	$462.9	$460.4
% of Revenues	82.8%	82.5%	84.7%	84.3%
Pretax Income	$118.3	$120.9	$83.4	$85.9
% of Revenues	17.2%	17.5%	15.3%	15.7%

Compensation and Benefits Expense

Three Months Ended

Compensation and Benefits Expense was $250 million for the current quarter compared with $247 million in the prior year, reflecting higher revenues and a lower compensation accrual rate.

Six Months Ended

Compensation and Benefits Expense was $479 million compared with $380 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with the prior year.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $45 million for the current quarter compared with $45 million in the prior year. Adjusted Non-Compensation Expense was $44 million for the current quarter compared with $44 million in the prior year.

The GAAP and Adjusted Non-Compensation Expense were essentially unchanged in the second quarter compared with the prior year. Decreases in Professional Fees and Other Expenses were offset by increases in Occupancy and Related and Communications and Information Services. Professional Fees decreased due to lower consulting expenses relating to the firm's business activities. Other Expenses decreased principally due to insurance reimbursements, which were partially offset by increases in market data and higher bad debt expense. Occupancy and Related increased principally due to the expansion and lease term extension of our New York headquarters in the fourth quarter of 2023. Communications and Information Services increased principally due to investments in technology infrastructure.

Six Months Ended

GAAP Non-Compensation Expense was $92 million compared with $83 million in the prior year. Adjusted Non-Compensation Expense was $89 million compared with $81 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related, Travel and Related, and Communications and Information Services, partially offset by a decrease in Professional Fees. Occupancy and Related increased principally due to the expansion and lease term extension of our New York headquarters in the fourth quarter of 2023. Travel and Related increased due to increased levels of business travel. Communications and Information Services increased principally due to investments in technology infrastructure. Professional Fees decreased due to lower consulting expenses relating to the firm's business activities.

Provision for Taxes

As of June 30, 2024, the Company owned 60.8% of PJT Partners Holdings LP. The Company is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended June 30, 2024 and 2023 was 17.7% and 24.2%, respectively. The effective tax rate for GAAP Net Income for the six months ended June 30, 2024 and 2023 was 10.1% and 17.2%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the six months ended June 30, 2024 was 22.0% compared with 25.3% for full year 2023.

Capital Management and Balance Sheet

As of June 30, 2024, the Company held cash, cash equivalents and short-term investments of $351 million and had no funded debt.

During the second quarter 2024, the Company repurchased 585 thousand shares of Class A common stock in the open market, exchanged 116 thousand Partnership Units for cash and net share settled 9 thousand shares of Class A common stock to satisfy employee tax obligations.

In total during the second quarter 2024, the Company repurchased 0.7 million share equivalents at an average price of $96.45 per share. During the six months ended June 30, 2024, the Company repurchased 2.2 million share equivalents at an average price of $98.22 per share.

As of June 30, 2024, the Company's remaining repurchase authorization was $350 million.

The Company intends to repurchase 103 thousand Partnership Units for cash on August 6, 2024 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on August 1, 2024.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on September 18, 2024 to Class A common stockholders of record as of September 4, 2024.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 30, 2024 at 8:30 a.m. ET to discuss its second quarter and six months 2024 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 343-5419 (U.S. domestic) or +1 (203) 518-9731 (international), passcode PJTP2Q24. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote work environments and virtual platforms; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, elevated interest rates and geopolitical and military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) intangible asset amortization associated with the acquisition of PJT Capital LP and the acquisition of CamberView; and (b) the net change to the amount the Company has agreed to pay Blackstone Inc. ("Blackstone") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Advisory	$307,082	$323,794	$595,763	$491,884
Placement	46,873	20,028	81,362	47,613
Interest Income and Other	6,226	2,455	12,449	6,768
Total Revenues	360,181	346,277	689,574	546,265
Expenses
Compensation and Benefits	250,326	246,614	479,254	379,657
Occupancy and Related	12,107	9,920	24,268	19,931
Travel and Related	9,055	8,314	18,156	15,286
Professional Fees	8,780	11,454	17,129	18,381
Communications and Information Services	5,296	3,761	10,074	7,838
Depreciation and Amortization	3,112	3,597	6,610	7,040
Other Expenses	7,106	8,448	15,781	14,770
Total Expenses	295,782	292,108	571,272	462,903
Income Before Provision for Taxes	64,399	54,169	118,302	83,362
Provision for Taxes	11,368	13,117	11,899	14,324
Net Income	53,031	41,052	106,403	69,038
Net Income Attributable to Non-Controlling Interests	24,715	18,911	45,464	29,561
Net Income Attributable to PJT Partners Inc.	$28,316	$22,141	$60,939	$39,477
Net Income Per Share of Class A Common Stock
Basic	$1.12	$0.88	$2.39	$1.56
Diluted	$1.06	$0.86	$2.29	$1.53
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,376,186	25,238,144	25,533,358	25,234,983
Diluted	43,091,718	26,333,261	43,427,605	26,625,890

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Net Income	$53,031	$41,052	$106,403	$69,038
Less: GAAP Provision for Taxes	11,368	13,117	11,899	14,324
GAAP Pretax Income	64,399	54,169	118,302	83,362

Adjustments to GAAP Pretax Income
Amortization of Intangible Assets(1)	1,230	1,230	2,460	2,460
Spin-Off-Related Payable Due to Blackstone(2)	90	54	181	79
Adjusted Pretax Income	65,719	55,453	120,943	85,901
Adjusted Taxes(3)	11,624	13,475	12,419	14,906
Adjusted Net Income	54,095	41,978	108,524	70,995

If-Converted Adjustments
Less: Adjusted Taxes(3)	(11,624)	(13,475)	(12,419)	(14,906)
Add: If-Converted Taxes(4)	14,458	15,031	26,607	22,940
Adjusted Net Income, If-Converted	$51,261	$40,422	$94,336	$62,961

GAAP Net Income Per Share of Class A Common Stock
Basic	$1.12	$0.88	$2.39	$1.56
Diluted	$1.06	$0.86	$2.29	$1.53
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,376,186	25,238,144	25,533,358	25,234,983
Diluted	43,091,718	26,333,261	43,427,605	26,625,890

Adjusted Net Income, If-Converted Per Share	$1.19	$0.99	$2.17	$1.52
Weighted-Average Shares Outstanding, If-Converted	43,037,141	40,964,125	43,387,129	41,323,832

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-Compensation Expenses
Occupancy and Related	$12,107	$9,920	$24,268	$19,931
Travel and Related	9,055	8,314	18,156	15,286
Professional Fees	8,780	11,454	17,129	18,381
Communications and Information Services	5,296	3,761	10,074	7,838
Depreciation and Amortization	3,112	3,597	6,610	7,040
Other Expenses	7,106	8,448	15,781	14,770
GAAP Non-Compensation Expense	45,456	45,494	92,018	83,246
Amortization of Intangible Assets(1)	(1,230)	(1,230)	(2,460)	(2,460)
Spin-Off-Related Payable Due to Blackstone(2)	(90)	(54)	(181)	(79)
Adjusted Non-Compensation Expense	$44,136	$44,210	$89,377	$80,707

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2024 and 2023 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,376,186	25,238,144	25,533,358	25,234,983
Dilutive Impact of Unvested RSUs(5)	2,191,919	1,095,117	2,334,946	1,390,907
Dilutive Impact of Partnership Units(6)	15,523,613	—	15,559,301	—
Diluted Shares Outstanding, GAAP	43,091,718	26,333,261	43,427,605	26,625,890

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,376,186	25,238,144	25,533,358	25,234,983
Unvested RSUs(5)	2,191,919	1,095,117	2,334,946	1,390,907
Partnership Units(7)	15,469,036	14,630,864	15,518,825	14,697,942
If-Converted Shares Outstanding	43,037,141	40,964,125	43,387,129	41,323,832

	As of June 30,
	2024	2023
Fully-Diluted Shares Outstanding(8)	46,084,911	43,966,461

As of June 30, 2024, in relation to awards granted containing both service and market conditions, the Company had achieved a dividend adjusted 20-day volume-weighted average share price of the Company's Class A common stock in excess of $107. Cumulatively, 1.6 million share equivalents were included in the Company's fully-diluted share count, of which 0.6 million had satisfied both service and market conditions, with the remaining 1.0 million vesting pursuant to ongoing service conditions.

As of June 30, 2024, 1.0 million share equivalents that had yet to satisfy certain market conditions were excluded from our share counts.

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.
(2)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(3)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(4)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for amortization expense.
(5)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(6)
Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and the dilutive impact of Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(7)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved.
(8)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.